     LIMITED POWER OF ATTORNEY
      FOR
    SECTION 16 AND SECTION 13 REPORTING OBLIGATIONS

 Know all by these present, that the undersigned hereby constitutes and appoints
Matthew De Dominicis, the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned t to:

 (1) prepare, execute, acknowledge and deliver, for and on behalf of the undersigned, all reports and filings required by (a) Section 16(a) of the
Securities Exchange Act of 1934 and the rules promulgated thereunder (the
"Section 16 Reports") and (b) Section 13 of the Securities Exchange Act of 1934
and the rules promulgated thereunder (the "Section 13 Reports");

 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to file any such Section 16 Reports and Section 13
Reports, or any amendment thereto, with the United States Securities and
Exchange Commission and any other authority; and

 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

 The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present and acting, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the responsibilities of the undersigned to comply with Section 16 and Section 13 of the Securities Exchange Act of 1934, as amended.

 This Limited Power of Attorney shall not revoke any previous Limited Power of
Attorney granted by the undersigned with respect to the subject matter hereof, and shall remain in full force and effect until the undersigned is no longer required to file Section 16 Reports and Section 13 Reports, unless earlier revoked by the undersigned in a subsequently executed Limited Power of Attorney or a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 23rd day of June, 2017.

     /s/ Matthew D. Howard
     Signature

     Matthew D. Howard
     Print Name